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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                    COUNTRY OF
                                                  INCORPORATION OR
            SUBSIDIARY                             ORGANIZATION
            ----------                            ----------------
CoSine Communications Australia Pty Ltd             Australia
CoSine Communications Argentina Srl                 Argentina
CoSine Cayman Ltd                                   Cayman Islands
CoSine Communications Finland Oy                    Finland
CoSine Communications Sarl                          France
CoSine Communications Deutschland GmbH              Germany
CoSine Communications Hong Kong Ltd                 Hong Kong
CoSine Software (India) Private Limited             India
CoSine Communications Italia Srl                    Italy
CoSine Communications KK                            Japan
CoSine Communications Malaysia Sdn Bhd              Malaysia
CoSine Communications BV                            Netherlands
CoSine Communications Singapore, Pte Ltd            Singapore
CoSine Communications Espana SL                     Spain
CoSine Communications Sverige AB                    Sweden
CoSine Communications Ltd                           United Kingdom